PROXY

                         OPTICAL CORPORATION OF AMERICA
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert DeN. Cope and Donald A. Johnson, or either of them, with full power of substitution as proxies of the undersigned and hereby authorizes them to represent the undersigned and to vote all shares of Optical Corporation of America ("OCA") held by undersigned at the Special Meeting of Shareholders to be held at OCA's corporate offices located at 170 Locke Drive, Marlborough, Massachusetts 01752, on September 10, 1996, beginning at 10:00 A.M., and at any adjournment or postponement thereof, in the following manner:

         ITEM 1. APPROVAL OF THE PRINCIPAL TERMS OF THE MERGER DESCRIBED IN THE PROXY STATEMENT WHICH ACCOMPANIED THIS PROXY. THIS PROPOSAL INVOLVES MERGING A WHOLLY-OWNED SUBSIDIARY OF OPTICAL COATING LABORATORY, INC. ("OCLI") WITH AND INTO OCA. UPON CONSUMMATION OF THE MERGER, EACH SHARE OF COMMON STOCK OF OCA HELD ON THE RECORD DATE SHALL BE CONVERTED INTO SHARES OF COMMON STOCK OF OCLI DETERMINED PURSUANT TO THE EXCHANGE RATIO DESCRIBED IN THE PROXY STATEMENT. (MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1.)

                 [  ] FOR            [  ] AGAINST             [  ] ABSTAIN

ITEM 2. In their discretion, upon such other matters as may properly be brought before the meeting or any adjournment thereof;

with all powers that the undersigned would possess if personally present, and hereby ratifies and confirms all that said proxies may do in the premises.

                  (Continued and to be signed on reverse side)




IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

This proxy when properly executed, will be voted in the manner directed therein by the undersigned Stockholder.

If the stock is issued in the names of two or more persons, only one of them needs to sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees should so indicate when signing.


                                   Dated:                        , 1996



                                       Signature of Stockholder



                                       Signature of Stockholder

                                         Please sign exactly as name
                                            or names appear hereon.


PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.